SUBSCRIPTION AGREEMENT

MOJO ORGANICS, INC.

MOJO Organics, Inc. (the "Company") has authorized for sale an aggregate of 750,000 shares of common stock, $0.001 par value common stock, together with common stock purchase warrants to acquire an aggregate of 1,500,000 shares of common stock at $0.40 per share for a period of five years, a form which is attached hereto as Exhibit A (the “Warrants”). The undersigned hereby subscribes for the Shares (as defined on the signature page attached hereto) and the Warrants (as defined on the signature page attached hereto).

The undersigned agrees to pay the Subscription Price for the Shares and the Warrants (hereinafter, the “Securities”) being purchased hereunder. The entire purchase price is due and payable upon the submission of this Subscription Agreement and shall be payable by wire transfer or check. The Company has the right to reject this subscription in whole or in part.

The undersigned acknowledges that the Securities being purchased hereunder will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state (the “State Acts”), in reliance upon an exemption from the registration requirements of the Act and the State Acts; that absent an exemption from registration contained in the Act and the State Acts, the Securities, would require registration; and that the Company's reliance upon such exemptions is based, in material part, upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the "Subscription Documents").

1. The undersigned represents, warrants, and agrees as follows:

a. The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

b. The undersigned has carefully read the Form 10-K Annual Report for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015 (the "10K") the Form 10-Q Quarterly Report for the quarter ended June 30, 2015 filed with the SEC on July 21, 2015 (the “10Q” and together with the 10K, the “Reports”), which are attached hereto as Exhibit B, as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are contained in the Reports as well as additional Risk Factors attached hereto as Exhibit C. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering, the Reports and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The undersigned understands the Reports and the associated Risk Factors, and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Reports and the associated Risk Factors with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Reports and the associated Risk Factors. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Reports and the associated Risk Factors. The undersigned does not desire to receive any further information.

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c. The undersigned is aware that the purchase of the Securities is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment. The undersigned acknowledges that the proceeds will be utilized for working capital.

d. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the Securities for investment, or any recommendation or endorsement of the Securities.

e. The undersigned is purchasing the Securities for the undersigned's own account, with the intention of holding the Securities with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws. Unless such resale is registered with the SEC, the undersigned understands that it will be required to resell such Securities under Rule 144 as adopted under the Securities Act of 1933, as amended (“Rule 144”).

f. The undersigned represents that as an individual, he has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Securities. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

g. The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Securities indefinitely, or to afford a complete loss of his investment in the Securities.

h. The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Securities will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Securities are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Securities for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the SEC, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Securities, and for which such Securities may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

i. The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management. The undersigned is purchasing the Securities with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Securities for the undersigned's account. No person other than the undersigned has any beneficial interest in the Securities being purchased hereunder.

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j. The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

l. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

m. The undersigned acknowledges that the certificates for the Securities and the shares of common stock issuable upon exercise of the Warrants which the undersigned will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act. The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

n. The undersigned represents that he is an “accredited investor” as that term is defined under the Act.

o. The undersigned represents that he is not a broker, a broker dealer or an affiliate of a broker dealer.

2. The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Documents.

3. The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

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4. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

5. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with this offering, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

6. This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

7. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

8. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and the United States District Courts situated therein.

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EXECUTION BY SUBSCRIBER                MOJO Organics, Inc.

101 Hudson Street, 21st Floor, Jersey City, New Jersey 07302 201-633-6519 PLEASE PRINT CLEARLY

$_____________________ (“Subscription Price”)

Shares _____________________(determined by dividing the above subscription price by $0.20) (the “Shares”)

Warrants ______________ (Multiply above Shares by 2)

______________________________________________________________________________

Exact Name in Which Title is to be Held

______________________________________________________________________________

(Signature)

______________________________________________________________________________

Name (and Title if signing for an Entity, like a Trust)

______________________________________________________________________________

Address: Number and Street (where stock and documents are to be mailed)

______________________________________________________________________________

                              City                                      State                                          Zip Code

 ______________________________________________________________________________

Social Security Number or Tax Identification Number (if an Entity, like a Trust)

________________________________________________________________________________

Phone Number(s)                                                                                     E-Mail

Accepted this ________ day of _______________, 2015 on behalf of MOJO Organics, Inc.

By:_____________________________

Glenn Simpson, Chief Executive

Officer and Director

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EXHIBIT A – Warrant

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EXHIBIT B – SEC Reports

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Exhibit C – Additional Risk Factors

Risks Related to our Stockholders and Shares of Common Stock

There is a limited trading market for our common stock and we cannot ensure that a more liquid market will ever develop or be sustained.

To date there has been a limited trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Our common stock is quoted for trading on the OTC Pink Current Information Marketplace. It is a requirement of the OTC Pink Current Information Marketplace that issuers quoted thereon be current in their Exchange Act reporting. If not current, an issuer’s stock may be removed from quotation on the OTC Pink Current Information Marketplace and quoted instead on the with a "limited" or "no information" designation. While we may elect in the future to seek listing of our common stock on the NYSE, the NYSE MKT, The Nasdaq Capital Market or other national securities exchange, we may not ever be able to satisfy the initial listing standards for such exchange. For companies whose securities are traded in the OTC Pink Current Information Marketplace, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Because our directors and executive officers, as a group, own a significant portion of our outstanding common shares, they can exert significant influence over our business and affairs and have actual or potential interests that may depart from our shareholders.

Our directors and executive officers, as a group, currently beneficially own approximately 53.8% of our outstanding shares of common stock. As a result, in addition to their board seats and offices, such persons will have significant influence over certain corporate actions requiring stockholder approval, including the following actions:

·    to elect or defeat the election of our directors;

·    to amend or prevent amendment of our certificate of incorporation or bylaws;

·    to effect or prevent a merger, sale of assets or other corporate transaction; and

·    to control the outcome of any other matter submitted to our stockholders for vote.

Such persons’ beneficial stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

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Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Possible additional issuances will cause dilution.

We currently have outstanding 16,907,396 shares of common stock, options to purchase a total of 210,000 shares of common stock at $2.07 per share, options to purchase a total of 620,000 shares of common stock at $0.255 per share and warrants to purchase a total of 1,114,776 shares of common stock at $0.91 per share. We are authorized to issue up to 190,000,000 shares of common stock and are therefore able to issue additional shares without being required under corporate law to obtain shareholder approval. If we issue additional shares, or if our warrant holders exercise their outstanding warrants, our other shareholders may find their holdings drastically diluted, which if it occurs, means that they will own a smaller percentage of our company.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other applicable securities rules and regulations.  Compliance with these rules and regulations is sometimes time-consuming and costly, increases demand on our limited resources and causes us to incur significant legal, accounting and other expenses. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. In addition, the Company’s common stock is quoted on the OTCQB, which requires that issuers quoted thereon not be delinquent in their Exchange Act reporting. Although we have voluntarily filed Exchange Act reports in the past, we have historically had difficultly timely compiling the information necessary for such reports given our limited accounting staff and resources. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the national securities exchanges, establishes certain requirements for the corporate governance practices of public companies. For example, public companies are required to maintain effective disclosure controls and procedures and internal control over financial reporting. As a reporting company under the Exchange Act, our ability to timely file our Exchange Act reports as and when required will be part of the evaluation of our internal controls and procedures. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results.

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In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of each fiscal year end. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline. Because we are a smaller reporting company, our independent auditor will not be required to issue an attestation report regarding our internal control over financial reporting in the annual reports that we file with the SEC on Form 10-K. We will remain a smaller reporting company as long as the market value of our securities held by non-affiliates is below $75 million.

We do not intend to pay dividends for the foreseeable future, and as a result your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Risks Related to this Offering

The offering price for the Common Stock has been determined by the Company.

The price at which the Common Stock is being offered has been arbitrarily determined by us. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value.

An investment in the Securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Offering will be offered by on a “Best Efforts” basis and we may not raise the capital needed to implement our business plan.

We are offering the Securities on a “best efforts” basis. In a best efforts offering such as the one described herein, there is no assurance that we will sell the full amount of securities under this Offering. Accordingly, we may close upon amounts less than full amount offered herein which may not provide us with sufficient funds to fully implement our business plan.

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